                                   Exhibit (c)

                                    AGREEMENT

     THIS AGREEMENT entered into this 13th day of February, 1984, by and between The Northwestern Mutual Life Insurance Company, a mutual life insurance company organized under the laws of the State of Wisconsin, having its principal office at 720 E. Wisconsin Avenue, Milwaukee, Wisconsin (the "Company") and NML Equity Services, Inc., a Wisconsin corporation, having its principal office at 720 E. Wisconsin Avenue, Milwaukee, Wisconsin (the "Broker").

     WHEREAS, the Company is engaged in the issuance of life insurance policies and annuity contracts, including variable annuity contracts, pursuant to insurance laws in the District of Columbia and in all states of the United States through its licensed life insurance agents (including General Agents, District Agents, Field Directors, Special Agents, Soliciting Agents and Emeritus Agents) and desires to issue and sell variable life insurance policies (the "Policies") through all or some of the same persons; and

     WHEREAS the Policies may be deemed to be securities under the Securities Act of 1933, and the sale of such securities may be deemed to be through an instrumentality of interstate commerce within the meaning of Section 15(a) of the Securities Exchange Act of 1934 (the "Act"); and

     WHEREAS, the Broker is a wholly-owned subsidiary of NML Corporation, a wholly-owned subsidiary of the Company; is registered as a broker-dealer under
Section 15(b) of the Act; and is a member of the National Association of Securities Dealers, Inc. ("NASD"); and

     WHEREAS, the Broker and the Company are partners to an Agreement dated October 3, 1968, pursuant to which the agents of the Company who are engaged in the sale of variable annuity contracts on behalf of the Company are associated persons of the Broker and the Broker is responsible for selecting, training and supervising the agents for the purpose; and

     WHEREAS, it is the desire of the parties hereto to enter into an agreement pursuant to which the agents of the Company who are to be involved in the sale of the Policies will also be associated persons of the Broker, which will be responsible for selecting, training, and supervising them for that purpose, all as more particularly described herein.

     NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

     1. The Company will supply to the Broker the names of agents who indicate a willingness to sell the Policies.

     2. The Broker will, after careful investigation, select the agents who are to be trained and qualified to make such sales, will train such agents in the sale of variable life insurance policies and will use its best efforts to qualify such agents under federal and state laws to engage in the sale of the Policies. Agents so trained and qualified ("Agents") will be persons associated with the Broker for purposes of Section 15(b) and other applicable provisions of the Act and applicable requirements of the NASD and, in addition to all other requirements for such qualification, will be required to comply with applicable examination requirements before being permitted to engage in the sale of the Policies.

     3. Upon qualification of an Agent under applicable federal and state laws, this fact will be certified in writing to the Company by the Broker.

     4. Prior to permitting any Agent to sell the Policies, the Company, the Broker and the Agent will enter into a mutually satisfactory agreement pursuant to which the Agent will acknowledge that he will be an associated person of the Broker in connection with his selling activities related to the Policies, that such activities will be under the supervision and control of the Broker and the supervisor designated by the Broker, and that the Agent's right to continue to sell the Policies is subject to his continued compliance with such agreement and the rules and procedures established by the Broker.

     5. The Broker will fully comply with the requirements of the NASD and of the Act and will establish and administer such rules and procedures as may be necessary to supervise diligently the securities activities of the Agents with respect to the Policies. Upon request by the Broker, the Company will furnish or require the Agents to furnish (at the Company's or the Agent's expense) such appropriate records as may be necessary to insure such diligent supervision.

     6. In the event any Agent fails or refuses to submit to supervision of the Broker in accordance with this Contract, or otherwise fails to meet the rules and standards imposed by the Broker on its associated persons, the Broker shall certify such fact to the Company and shall immediately notify such Agent that he is no longer authorized to sell the Policies, and the Broker and the Company shall take whatever additional action may be necessary to terminate the sales activities of such Agent relating to the Policies.

     7. All or some of the General Agents of the Company are or will become qualified as associated persons of the Broker, will become fully qualified to engage in selling the Policies, and in that capacity will supervise the selling activities of Agents under agreement with them relating to the Policies. In the event any such General Agent shall fail or refuse to provide such supervision to the satisfaction of the Broker, the Broker (with the cooperation of the Company) shall furnish a qualified person to perform such supervision or, if the Broker is unable to furnish proper supervision, the authority of the unsupervised Agents to sell the Policies shall be withdrawn.

     8. Commissions payable to Agents in connection with sales of the Policies shall be paid by the Company to the Agents through the General Agents or otherwise in the amounts and on such terms as the Company and the Broker shall determine; provided that such terms, conditions and commissions shall be as are set forth in, or as are not inconsistent with, a current prospectus for the Policies included as part of the Registration Statement for the Policies effective under the Securities Act of 1933. Nothing contained herein shall obligate the Broker to pay any commissions or other remuneration to the Agents or to reimburse any such Agents for expenses incurred by them, nor shall the Broker have any interest whatsoever in any commissions or other remuneration payable to Agents by the Company. However, commissions so paid by the Company shall be appropriately reflected in the books and records maintained by or on behalf of the Broker.

     9. The Broker will assume full responsibility for the sales activities of the Agents relating to the Policies and for compliance by itself and the Agents with applicable rules of the NASD and federal securities laws, and in connection therewith may demand and receive such assurances from the Company as it deems appropriate demonstrating compliance with the Securities Act of 1933 and the Investment Company Act of 1940.

     10. The Broker may request that all or some of the books and records required to be maintained by it, as a registered broker-dealer, in connection with the sale of the Policies, be prepared and maintained by the Company as agent for the Broker. The Company agrees that such books and records are the property of the Broker, will be made and preserved in accordance with Rules 17a-3 and 17a-4 under the Act, and will be subject to examination by the Securities and Exchange Commission in accordance with Section 17(a) of the Act.

     11. In payment of the services to be performed under this Agreement, the Company shall pay the Broker an annual fee based upon the Broker's actual expenses incurred in the performance of such services or reasonably and properly allocated thereto, as certified to the Company by the Broker or, at the option of the Company, by an independent public accounting firm selected by the Company.

     12. This Agreement may not be assigned by either party except by mutual consent and shall continue for a period of one year and from year to year thereafter subject to termination by either party at any time upon 60 days written notice to the other party and to the Securities and

Exchange Commission, except that in the event the Broker shall cease to be a registered broker-dealer under the Act, this Agreement shall immediately terminate.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                               THE NORTHWESTERN MUTUAL LIFE
ATTEST:                                        INSURANCE COMPANY


PETER W. BRUCE                                 By: DONALD J. SCHUENKE
-----------------------------                      -----------------------------
Peter W. Bruce, Secretary                          Donald J. Schuenke, President


ATTEST:                                        NML EQUITY SERVICES, INC.


MERRILL C. LUNDBERG                            By: HAROLD E. BREWSTER
-----------------------------                      -----------------------------
Merrill C. Lundberg,                               Harold E. Brewster, President
  Assistant Secretary